UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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LAS VEGAS GAMING, INC.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LAS VEGAS GAMING, INC.
4000 West Ali Baba Lane
Las Vegas, Nevada 89118
Telephone (702) 871-7111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 26, 2009

To the Stockholders of Las Vegas Gaming, Inc.:

You are cordially invited to attend our 2009 Annual Meeting of Stockholders.  Regardless of whether you plan to attend, please take a moment to vote your proxy.  The Annual Meeting will be held as follows:

WHEN:	Tuesday, May 26, 2009 1:00 PM, Pacific Time

WHERE:	Dal Toro Ristorante The Palazzo Resort Hotel and Casino 3325 Las Vegas Blvd. South Las Vegas, Nevada 89109
ITEMS OF BUSINESS:
• Elect seven directors for terms expiring in 2010 and until their successors are elected and qualified
• Approve and adopt the Company’s 2009 Stock Option Plan
• Ratify the appointment of Piercy Bowler Taylor & Kern as our independent registered public accounting firm for the fiscal year ending December 31, 2009
• Consider any other matters that may properly come before the Annual Meeting

RECORD DATE:	April 17, 2009

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting.  A copy of the 2008 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

/s/ Russell R. Roth
Russell R. Roth
Chairman

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Stockholder Meeting
The Proxy Statement and Annual Report on Form 10-K are available at http://lvgi.com/sec.php.

LAS VEGAS GAMING, INC.

LAS VEGAS GAMING, INC.

4000 West Ali Baba Lane
Las Vegas, Nevada 89118
Telephone (702) 871-7111

_______________________

PROXY STATEMENT

This Proxy Statement is being furnished to our stockholders beginning on or about April 24, 2009, in connection with the solicitation of proxies by the Board of Directors of Las Vegas Gaming, Inc. (the Company or LVGI), to be used at the Annual Meeting of Stockholders (the Annual Meeting) on May 26, 2009, to be held at the Dal Toro Ristorante, The Palazzo Resort Hotel and Casino, 3325 Las Vegas Boulevard South, Las Vegas, Nevada, at 1:00 p.m. Pacific Time, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I being asked to vote on?

The election of seven nominees to serve on our Board of Directors for terms expiring in 2010 and until their successors are elected and qualified.

The approval and adoption of our 2009 Stock Option Plan.

The ratification of the appointment of Piercy Bowler Taylor & Kern as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Any other matters that may properly come before the Annual Meeting.

What are the board's voting recommendations?

Our Board of Directors recommends a vote FOR each of the seven director nominees.

Our Board of Directors recommends a vote FOR the approval and adoption of our 2009 Stock Option Plan.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Piercy Bowler Taylor & Kern as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

What is the vote required for each proposal?

Once a quorum has been established, the following votes are required for approval of the respective matters:

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting.  This means that the seven individuals receiving the largest number of votes will be elected as directors.

The proposals to (i) adopt our 2009 Stock Option Plan and (ii) ratify the appointment of Piercy Bowler Taylor & Kern as our independent registered public accounting firm will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of such proposal.

Who is entitled to vote?

Holders of our Common Stock, Common Stock Series A and Series I Preferred Stock of record as of the close of business on the record date are entitled to vote.  Each holder of outstanding shares of our Series I Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock or Common Stock Series A into which the shares of Series I Preferred Stock are convertible as of the record date.  Except as provided by law or by our Articles of Incorporation, the holders of Series I Preferred Stock vote together with the holders of Common Stock and Common Stock Series A as a single class.

The record date for the Annual Meeting is April 17, 2009.  Each outstanding share of our Common Stock, Common Stock Series A and Series I Preferred Stock is entitled to one vote upon the proposals presented.  As of the record date, there were no shares of our Common Stock outstanding, 15,094,690 shares of our Common Stock Series A outstanding and 4,693,878 shares of our Series I Preferred Stock outstanding.

How do I vote?

If you are the record holder of your shares, there are two ways to vote:

• By completing and mailing the enclosed proxy card.

• By written ballot at the Annual Meeting.

If your shares are held by a broker, bank or other nominee (that is, in street name), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares or obtain an authorization from your broker allowing you to vote your shares at the Annual Meeting in person or by proxy.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market, Inc. (NASDAQ) on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.”  Proposal 1 “Election of Directors” and Proposal 3 “Ratification of Independent Registered Public Accounting Firm” are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.  Proposal 2 “Approval and Adoption of the 2009 Stock Option Plan” is considered non-routine.  Accordingly, brokers do not have discretion to vote on this proposal without your instruction.

What does it mean if I get more than one proxy?
It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are voted.
What constitutes a quorum?

As of the record date, April 17, 2009, there were no shares of our Common Stock outstanding, 15,094,690 shares of our Common Stock Series A outstanding and 4,693,878 shares of our Series I Preferred Stock outstanding.  In order to conduct the Annual Meeting, thirty-three and one third percent (33 1/3%) of our outstanding voting power as of the record date, must be represented in person or by proxy.  This is known as a “quorum.”  Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

Can I change my vote?

If you are the record holder of your shares, you can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

• returning a later-dated proxy card; or

• attending the meeting and voting your shares in person; or

• notifying our Secretary by written revocation letter.

Any changed vote or revocation should be filed with our Secretary at our corporate headquarters at 4000 West Ali Baba Lane, Las Vegas, NV 89118.

If your shares are held in street name and you previously instructed your broker, bank or other nominee on how to vote your shares, you will need to contact your broker, bank or other nominee in order to change your vote.

Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.  All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you directed.  If no direction is given, the proxies will be voted as our Board of Directors recommends.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting these proxies.  We will bear the cost of the solicitation of proxies.  Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?
Our Board of Directors will appoint one or more employees to serve as an Inspector of Elections to tabulate the voted proxies.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2009 Annual Meeting.  Our Board of Directors has proposed the election of the following nominees, all of whom are currently serving as directors, for a new one-year term and until their respective successors have been duly elected and qualified.  Each of the directors listed below has consented to being nominated and to serve if elected.  In the event that any director nominee becomes unable to serve for any reason, the persons named as proxyholders reserve full discretion to vote for any other person who may be nominated or for the balance of the nominees, leaving a vacancy unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors.

Nominees for Election of Directors

The following sets forth information regarding each nominee.

Name	Age	Position
Russell R. Roth	62	Chairman
Jon D. Berkley	44	CEO and Director
Richard H. Irvine	67	Vice Chairman
Kyleen E. Cane	54	Director
Terry L. Caudill	62	Director
Robert M. McMonigle	65	Director
Harlan D. Braaten	58	Director

Russell R. Roth has served as our Chairman since April 1998 and has previously served as our Chief Executive Officer until March 2007, as our Chief Financial Officer and Treasurer until July 2006 and as our Secretary until October 2006.  Mr. Roth was the feature writer, editor, and co-owner of the Las Vegas Investment Report and managed portfolios for a few select individuals.  He served as President of National Investment & Tax Managers, Inc. from September 1994 to April 1996.  Mr. Roth was Chief Financial Officer of Sotheby’s Holdings, Inc., an art auction company, from January 1987 to April 1993.  He is currently a member of the Board of Directors and Chairman of the Audit Committee of TableMax Corporation, an electronic table games provider.

Jon D. Berkley has served as our Chief Executive Officer, President and a director of our company since June 2007. Mr. Berkley also currently serves on the Board of Directors and Executive Committee of the Gaming Standards Association.  Prior to joining us, Mr. Berkley served as Senior Vice President and Business Manager of Global Gaming and Lottery for TransAct Technologies from March 2003 to June 2007.   From April 2001 to March 2003, Mr. Berkley served as CEO to consulting firm Tech-I-Bank which worked with early stage technology companies such as: VirtGame, CardScience, Meridian and InfraWest Broadband.  In 1991, Mr. Berkley founded and served as CEO of point-of-sale advertising company Display America.  In the years following, he was also founder and CEO of National Container Corporation and Integrated Packaging Systems.  He sold out of those businesses in the mid 1990’s to take over as President of Internet e-Commerce company Wellzone.com. Mr. Berkley has a Bachelor’s Degree in Economics from Southern Methodist University and a Masters Degree in Business Administration from the Darden School at the University of Virginia.

Richard H. Irvine has served as our Vice-Chairman since March 2007 and as a director of our company since January 2001. Currently, Mr. Irvine is retired. From April 2004 to April 2005, Mr. Irvine served as Senior Vice President, North America for Bally’s Gaming. From January 2002 through January 2004, Mr. Irvine served as Vice President of Sales for A. C. Coin, a gaming company headquartered in Atlantic City, New Jersey. Mr. Irvine served as Chief Operating Officer and Executive Vice President of Planning and Development for GameTech International, Inc. from February 1999 through November 2001. Mr. Irvine served as President and Chief Operating Officer of Mikohn Gaming Corporation from July 1995 until September 1998. From 1993 to 1995, Mr. Irvine served as Senior Vice President – Marketing and Entertainment for Boomtown, Inc. Mr. Irvine was Vice President of Marketing for worldwide Walt Disney attractions from 1991 to 1993. Mr. Irvine has served as a director of GameTech International, Inc. since September 2005.  He is currently a member of the Board of Directors and Chairman of the Compensation Committee of TableMax Corporation, an electronic table games provider.

Kyleen E. Cane has served as a director of our company since July 2001.  Since 1997, Ms. Cane has maintained a securities law practice at the firm of Cane Clark, LLP in Las Vegas, Nevada. Cane Clark, LLP has provided legal services to us from time to time since 2000. From May 1989 to June 2001, Ms. Cane served as the President and Chief Executive Officer of Tele-Lawyer, Inc., a company that was subsequently acquired by Legal Access Technologies, Inc., a publicly reporting Nevada corporation in 2001. From June 2001 until December 2004, Ms. Cane served as Chairman and Chief Executive Officer of Legal Access Technologies, Inc.

Terry L. Caudill has served as a director of our company since July 2006.  Mr. Caudill owns and serves as President, Treasurer, Secretary, and director of Four Queens Hotel and Casino and Binion’s both in downtown Las Vegas, Nevada.  Mr. Caudill also currently owns the Magoo’s Gaming Group, which operates 14 full service restaurants and gaming bars. From 1983 to 1994, Mr. Caudill worked for Circus Circus Enterprises, Inc., the predecessor of the Mandalay Resort Group, in various positions including internal auditor, Corporate Vice President and Chief Accounting Officer, and Corporate Treasurer.

Robert M. McMonigle has served as a director of our company since November 2006.  Mr. McMonigle spent 17 years with International Game Technology, 13 years of which he served as the Executive Vice President of Sales, leading the company through worldwide gaming development and a driving force behind domestic and international sales. In 2003, Mr. McMonigle joined American Gaming & Electronics as its President and Chief Operating Officer.  Mr. McMonigle later founded Bogar Enterprises, a Nevada-based novelty sign company. Mr. McMonigle also consults in sales and marketing activities for Aristocrat Technologies.

Harlan D. Braaten has served as a director of our company since March 2009.  Mr. Braaten served as President, Chief Financial Officer and a director of Coast Resorts, Inc. from October 1995, and Chief Operating Officer from February 1996, until July 2005. Prior to joining Coast Resorts, Mr. Braaten was employed in various capacities, including serving as a senior vice president, and chief financial officer of the Rio Hotel and Casino, Inc. in Las Vegas from February 1991 to September 1995. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. From November 1983 to March 1989, Mr. Braaten was property controller for Harrah’s in Reno, Nevada.

Board of Directors and Committees of the Board

Our business affairs are conducted under the directions of our Board of Directors.  During 2008, our Board of Directors held 11 meetings and acted by unanimous written consent on one other occasion.  Each director attended at least 75% of the board meetings and committee meetings during the period he/she served as a member.  Our non-management directors did not meet during 2008.  We encourage our directors to attend our annual meetings of stockholders.  All of our then directors attended our last annual meeting of stockholders, held in November 2007.

The framework for our corporate governance is provided by:  (a) Nevada corporate law, (b) our Articles of Incorporation and our Bylaws, (c) charters of our board committees, and (d) our Code of Business Conduct and Ethics.  In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission (SEC).

Under applicable SEC and NASDAQ Stock Market, Inc. (NASDAQ) rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent.  We are not listed on NASDAQ but are required by SEC rules to select a standard for determining independence for disclosure purposes.  The Board of Directors has determined that the following directors meet the standards of independence under the rules of the SEC and NASDAQ: Harlan D Braaten, Kyleen E. Cane, Terry L. Caudill, Richard H. Irvine, and Robert M. McMonigle.

Our Board of Directors has the authority to appoint committees to delegate the authority of the full Board of Directors to perform certain functions. Our Board of Directors has four standing committees:  the Audit Committee, the Compensation Committee, the Stock Option Committee, and the Corporate Governance and Nominating Committee.  The charters for these committees, as well as our Code of Business Conduct and Ethics, are available on our website at www.lvgi.com. These documents are also available in print, free of charge, to any stockholder upon request.  We may revise these policies from time to time and will promptly post revisions on our website.

Audit Committee

We are not required to but nevertheless have an Audit Committee that oversees our accounting, reporting, and financial control practices. Our Board of Directors has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee, which include the following:

•	overseeing and monitoring our accounting, financial reporting processes, audits, and the integrity of our financial statements;

•	appointing and overseeing the work of our independent accountants and reviewing the adequacy of our system of overseeing the independent accountant’s qualifications, independence, and performance;

•	assisting our Board of Directors in the oversight and monitoring of our compliance with legal and regulatory requirements;

•	reviewing our internal accounting and financial controls; and

•
reviewing our audited financial statements and reports and discussing the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting polices, and disagreements with management.

The members of our Audit Committee are Harlan D. Braaten, Kyleen E. Cane and Terry L. Caudill.  Mr. Braaten serves as the chairman of the Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee, except for Ms. Cane, is “independent” under the SEC and NASDAQ independence requirements applicable to audit committees.  Our Board of Directors has determined that Mr. Caudill would qualify as an “audit committee financial expert” under the rules of the SEC.

During 2008, our Audit Committee held one regularly scheduled meeting and no special meetings.  Our Audit Committee also did not take any action by written consent.

Compensation Committee

Our Compensation Committee reviews the performance and development of management in achieving corporate goals and objectives and assures that our senior executives are compensated in a manner consistent with our corporate strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews, and administers all compensation, equity, and employee benefit plans and programs. Currently, our Compensation Committee has no existing policy with respect to the specific relationship of corporate performance to executive compensation. Our Compensation Committee plans to set executive compensation to attract and retain high quality and experienced individuals. Our Board of Directors has adopted a Compensation Committee charter setting forth the responsibilities of the Compensation Committee, which include the following:

•	Reviewing annually and approving our compensation strategy to ensure that our employees are rewarded appropriately for their contributions to company growth and profitability;

•	Reviewing annually and approving corporate goals and objectives relevant to executive compensation and evaluating performance in light of those goals;

•	Reviewing annually and determining the individual elements of total compensation for the Chief Executive Officer and all other officers;

•	Approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers;

•	Reviewing and recommending compensation for non-employee members of the Board;

•
Reviewing and implementing an appropriate combination of cash compensation (base salary and bonus) and non-cash compensation designed to give performance incentives based upon our revenues, earnings, common stock price or other appropriate criteria;

•	Reviewing matters related to management performance, compensation and succession planning and executive development for executive staff; and

•
Approving senior executive employment contracts (if any), separation packages and senior executive severance benefits whether such packages or benefits are within or outside of the ordinary limits of our incentive compensation plan.

The members of our Compensation Committee are Kyleen E. Cane, Richard H. Irvine, and Russell R. Roth. Ms. Cane serves as the chairman of the Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee, except Mr. Roth, is “independent” as required by NASDAQ standards.

The Compensation Committee was formed in January 2009.  During 2008, the functions of our Compensation Committee were performed by our then Compensation and Stock Option Committee.  In 2008, our Compensation and Stock Option Committee held four regularly scheduled meetings and no special meetings.  In 2008, our Compensation and Stock Option Committee did not take any action by written consent.

Stock Option Committee

Our Stock Option Committee administers our stock option and other equity incentive plans.  Our Board of Directors has adopted a Stock Option Committee charter setting forth the responsibilities of the Stock Option Committee, which include the following:

•	Making and approving stock option grants and other equity awards under our stock option or other equity incentive plans to all persons or entities;

•
Granting stock options and other discretionary awards under our stock option or other equity incentive plans to all other eligible individuals in our service, including the delegation of such responsibility to the Plan Administrator, as defined in our stock option plans;

•
Amending the provisions of our stock option or other equity incentive plans, to the extent authorized by the Board of Directors and allowable by the IRS rules governing the plans, and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	Approving for submission to our stockholders stock option or other equity incentive plans or amendments thereto; and

•	Overseeing and periodically reviewing the operation of all of our employee benefit plans, including but not limited to our qualified and non-qualified option plans.

The members of our Stock Option Committee are Kyleen E. Cane and Richard H. Irvine. Mr. Irvine serves as the chairman of the Stock Option Committee. Our Board of Directors has determined that each of the members of our Stock Option Committee is “independent” as required by NASDAQ standards.

The Stock Option Committee was formed in January 2009.  During 2008, the functions of our Stock Option Committee were preformed by our then Compensation and Stock Option Committee.  In 2008, our Compensation and Stock Option Committee held four regularly scheduled meetings and no special meetings.  In 2008, our Compensation and Stock Option Committee did not take any action by written consent.

Corporate Governance and Nominating Committee

The purpose of the Corporate Governance and Nominating Committee is to identify qualified individuals to become members of our Board of Directors, select the director nominees to be presented for election at each annual meeting of stockholders, regularly develop, review, and recommend to the board a set of corporate governance policies applicable to us, and provide oversight for the evaluation of the performance of the board. Our Board of Directors has adopted a Corporate Governance and Nominating Committee charter setting forth the responsibilities of the Corporate Governance and Nominating Committee which, among other functions, include:

•	nominating and qualifying directors;

•	identifying and recommending appointees to serve on key committees;

•	reviewing and recommending changes to the size of the Board of Directors; and

•	assessing and evaluating corporate governance principles.

The Corporate Governance and Nominating Committee identifies individuals qualified to stand for re-election or to become new members of the Board of Directors by reviewing the candidate’s qualifications, expertise, and characteristics, as well as the candidate’s availability and willingness to serve. A candidate for nomination for the Board of Directors must have the following minimum qualifications:

•	the candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity, and vision;

•	the candidate must be prepared to represent the best interests of all of our stockholders, not just those of one particular constituency;

•	the candidate must have a record of professional accomplishment in his or her chosen field; and

•	the candidate must be prepared and able to participate fully in board of director activities, including membership on board committees.

In addition to the above guiding qualifications, the Corporate Governance and Nominating Committee’s decisions regarding director nominations are based upon the belief that it is important to have directors from various backgrounds and professions to assure that the Board of Directors has a wealth of experience from which to base its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements are very important.

The members of our Corporate Governance and Nominating Committee are Jon D. Berkley, Terry L. Caudill and Robert M. McMonigle.  Mr. McMonigle serves as chairman of the Corporate Governance and Nominating Committee. Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee, except Mr. Berkley, is “independent’’ under the NASDAQ independence requirements applicable to corporate governance and nominating committees.

During 2008, our Corporate Governance and Nominating Committee held one regularly scheduled meetings and no special meetings. Our Corporate Governance and Nominating Committee did not take any action by written consent.

The Corporate Governance and Nominating Committee will consider nominees for our Board of Directors recommended by stockholders.  Notice of proposed stockholder nominations for directors must be delivered not later than 60 days nor earlier than 90 days prior to the first anniversary of the date of the prior year’s annual meeting.  If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Nominations shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of our shares which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act); and (ii) as to such stockholder giving notice: (A) the name and address, as they appear on the Company’s books, of such stockholder, (B) the class and number of shares of the Company which are beneficially owned by the stockholder, and (C) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

Nominations should be delivered to the Corporate Governance and Nominating Committee at the following address:

Las Vegas Gaming, Inc.
c/o Corporate Secretary
4000 West Ali Baba Lane
Las Vegas, Nevada  89118

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. The Code of Business Conduct and Ethics is available on our website at www.lvgi.com and upon written request to Las Vegas Gaming, Inc., Attention: Secretary, 4000 West Ali Baba Lane, Suite D, Las Vegas, Nevada 89118. The Board of Directors is responsible for overseeing the Code of Business Conduct and Ethics. Our Board of Directors must approve any waivers of the Code of Business Conduct and Ethics for directors and executive officers.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal process for stockholder communications with the Board of Directors.  Nevertheless, every effort has been made to ensure that the Board of Directors or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner.  Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to our Chief Financial Officer, Bruce A. Shepard, labeled as a confidential matter for the entire Board of Directors or an individual member or members of the Board of Directors, as applicable, and with a request to forward the same to the intended recipient.

Director Compensation Table – 2008

The following table presents information regarding the compensation paid during 2008 to members of our Board of Directors.  The compensation paid to Jon D. Berkley, our President and CEO, is presented below in the Summary Compensation Table and related explanatory tables.  Directors who are also employed by us are not entitled to receive additional cash compensation for their services as directors.

Name	Fees Earned	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kyleen E. Cane	$18,000	$12,000	(2)	$1,117	(3)	-	-	-	$31,117
Terry L. Caudill	$18,000	$15,000	(2)	$1,117	(3)	-	-	-	$34,117
Stephen A. Crystal(1)	$3,000	-		-		-	-	-	$3,000
Richard H. Irvine	$18,000	$15,000	(2)	$1,117	(3)	-	-	-	$34,117
Robert M. McMonigle	$18,000	$9,000	(2)	$1,117	(3)	-	-	-	$28,117
Russell R. Roth(4)	-	$10,004		$14,716		-	-	$133,996	$158,716

(1)	Mr. Crystal resigned as a director in February 2008.

(2)
Relates to stock awards granted in lieu of Board of Director fees and reflects the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to fiscal 2008.

(3)
Relates to the annual grant of 10,000 options to directors upon their election or re-election to the board and reflects the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2008.  In using the Black-Scholes option pricing model, the principal assumptions selected to value the stock option for calculating the “minimum value” included a “risk-free” interest rate of 2.4% present, an option life of 5 years, no expected dividends, and a volatility factor of 30%.

(4)
Mr. Roth is also employed by us as our Executive Chairman.  In this capacity, he received a cash salary of $133,996 in 2008 and was also granted 5,002 shares of Common Stock Series A in lieu of salary which grant was valued for financial reporting purposes as $10,004.  Mr. Roth was also granted 10,000 options for his re-election to the board valued at $1,117 and 30,000 options for personal guarantees of shareholder advances valued at $13,599 which are reflected in the Option Awards column.

Our non-employee directors are paid a fee of $3,000 for each board meeting attended. For five of the eleven meetings in 2008, we granted our non-employee directors shares of our Common Stock Series A in lieu of Board of Director fees.  At each meeting at which they are elected or re-elected, our directors receive options to purchase 10,000 shares of our Common Stock Series A.  Our directors are also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

Recommendation of Our Board of Directors

Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present.  “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen.  Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

Our Board of Directors recommends that you vote “FOR” all the director nominees.

OTHER INFORMATION

Executive Officers

The following table sets forth the name, age and current office of our executive officers who do not also serve on our Board of Directors.  Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Timothy P. Britt	51	Chief Technical Officer
Zak Khal	46	Chief Operating Officer and Secretary
Bruce A. Shepard	59	Chief Financial Officer and Treasurer

Timothy P. Britt has served as our Chief Technical Officer and Chief Information Officer since March 2008.  From January 2006 to March 2008, Mr. Britt served in various capacities, including as Uber Architect, Director of Innovation and IT Strategy for Harrah’s Entertainment, Inc. His prior accomplishments include acting as President/CTO of Paradigm Gaming Systems which he sold to Konami in 2001 and continued as Senior VP of Konami Systems Division until 2003. Mr. Britt is a well known and accomplished Gaming Technologist who has also served as a consultant/independent innovator to General Electric, Oracle, and Apple.

 Zak Khal has served as our Chief Operating Officer since July 2005 and as our Secretary since October 2006. Mr. Khal served as our President from July 2005 until October 2006 and as our Vice President of Operations from 2001 to 2004.  From April 1994 through September 2001, Mr. Khal held a variety of positions with Park Place Entertainment, which develops, owns, and operates gaming facilities, including the following: Director of Operations at Park Place Corporate; Assistant Vice President of Casino Operations and Marketing, and Director of Casino Administration at Paris/Bally’s; Games Manager, and Casino Administrator at Las Vegas Hilton.

 Bruce A. Shepard has served as our Chief Financial Officer since August 2006 and as our Treasurer since October 2006.  Mr. Shepard served as our Interim Chief Executive Officer and Interim President from March 2007 until replaced by Mr. Berkley in June 2007.  From July 1989 to July 2006, Mr. Shepard was a partner with PricewaterhouseCoopers LLP in Portland, Oregon. As the head of the Private Companies Section practice, Mr. Shepard worked closely with privately held businesses, assisting them as a proactive business advisor with acquisitions and divestitures, corporate financings, and strategic plans, and public company clients with initial public offerings, secondary offerings, and regulatory SEC filings.

Security Ownership of Management and Other Beneficial Owners

The following tables set forth information as of April 17, 2009 with respect to the beneficial ownership of our voting securities, including Common Stock Series A and Series I Preferred Stock, by:

•	Beneficial owners known to us to hold more than 5% of our voting securities;
•	Each of our executive officers and directors; and
•	All of our executive officers and directors as a group.

Except as provided by law, our Articles of Incorporation or the Certificate or Designation of Series I Preferred Stock, the holders of Common Stock Series A and Series I Preferred Stock vote together as a single class.  As of April 17, 2009, other than as listed below, we were not aware of any person beneficially owning more than 5% of our outstanding voting securities.  Although we have issued to CAMOFI Master LDC 300,000 shares of Common Stock Series A and a warrant to purchase 2,675,000 shares of Common Stock Series A, CAMOFI Master LDC is contractually restricted from owning more than 4.99% of our outstanding shares of common stock.  There are no family relationships between any of our directors or executive officers.  The address of each officer or director is c/o Las Vegas Gaming, Inc., Attention: Investor Relations, 4000 West Ali Baba Lane, Suite D, Las Vegas, Nevada 89118.

Name of Beneficial Owner	Ownership of Common Stock Series A	Ownership of Series I Preferred Stock	Options/Warrants Exercisable Within 60 Days	Beneficial Ownership(1)	Percent of Voting Securities(2)
Executive Officers and Directors:
Russell R. Roth(3)	1,064,179	-	200,800	1,264,979	6.33%
Bruce A. Shepard(4)	58,999	-	418,250	477,249	2.36%
Jon D. Berkley	11,808	-	372,125	383,933	1.90%
Zak Khal	98,946	-	201,500	300,446	1.50%
Kyleen E. Cane	128,500	-	45,600	174,100	*
Richard H. Irvine	69,000	-	95,600	164,600	*
Timothy P. Britt	-	-	157,250	157,250	*
Terry L. Caudill	109,000	-	20,600	129,600	*
Robert M. McMonigle	6,000	-	20,600	26,600	*
Harlan Braaten	-	-	10,000	10,000	*
All officers and directors as a group (10 persons)	1,546,432	-	1,542,325	3,088,757	14.48%
5% Stockholders:
International Game Technology(5)	-	4,693,878	1,500,000	6,193,878	29.09%
Jay Zidell(6)	885,000	-	-	885,000	4.47%

*	Less than 1% of the outstanding shares of our voting stock.

(1)	Represents the sum of shares owned and shares which may be purchased upon exercise of warrants and options granted on or prior to April 17, 2009 that are exercisable within 60 days of such date.

(2)
Any securities not outstanding which are subject to options, warrants or conversion privileges exercisable within 60 days of April 17, 2009, are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.  Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.

(3)
The beneficial ownership of Mr. Roth does not include 100 shares of Common Stock Series A beneficially owned by Rebecca Candelaria, Mr. Roth’s daughter; 100 shares of Common Stock Series A beneficially owned by Danielle Roth, Mr. Roth’s daughter; and 2,500 shares of Common Stock Series A beneficially owned by Nancy Roth, Mr. Roth’s sister.

(4)
The beneficial ownership of Mr. Shepard does not include 15,000 shares of Common Stock Series A and an option to purchase 750 shares of Common Stock Series A beneficially owned by Sean Shepard, Mr. Shepard’s step- son.

(5)
We derived this information from a Schedule 13D filed by International Game Technology on November 3, 2008. International Game Technology is deemed to be the beneficial owner of 4,693,878 shares pursuant to the Investment Agreement dated as of September 30, 2008 (the “Investment Agreement”) between us and IGT, a wholly-owned subsidiary of International Game Technology.  Pursuant to the Investment Agreement, IGT was issued 4,693,878 shares of our Series I Preferred Stock which are convertible into 4,693,878 shares of either our Common Stock or Common Stock Series A.  International Game Technology is the beneficial owner of 100% of our Series I Preferred Stock.  International Game Technology is deemed to be the beneficial owner of an additional 1,500,000 shares pursuant to a warrant to purchase 1,500,000 shares of either our Common Stock or Common Stock Series A issued to IGT pursuant to the Investment Agreement.  International Game Technology is located at 9295 Prototype Drive, Reno, Nevada 89521.

(6)
The beneficial ownership of Mr. Zidell includes 385,000 shares of Common Stock Series A issued to Triangle Holdings, LLC and 500,000 shares of Common Stock Series A issued to Triangle Holdings VI, LLC.  Mr. Zidell is the beneficial owner of 5.86% of our Common Stock Series A.  Mr. Zidell is the manager and a member of Triangle Holdings, LLC and Triangle Holdings VI, LLC and has sole voting and dispositive power with respect to such shares.  The beneficial ownership of Mr. Zidell does not include shares of Common Stock Series A issuable upon conversion of shares of our Series E, Series F and Series G Convertible Preferred Stock held by Triangle Holdings VI, LLC, as the Certificates of Designation of our Series E, Series F and Series G Convertible Preferred Stock restrict holders from converting those shares into Common Stock Series A if the holder would beneficially own more than 4.99% of our outstanding shares of common stock after the conversion.  Mr. Zidell’s address is 3121 SW Moody Ave., Portland, Oregon 97239.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3, 4 and 5.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2008, and upon a review of Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2008, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2008, such reporting persons complied with the filing requirements of Section 16(a), except for Jon D. Berkley with respect to the filing of four Form 4’s, Timothy P. Britt with respect to the filing of a Form 3 and two Form 4’s, Kyleen E. Cane with respect to the filing of three Form 4’s, Terry L. Caudill with respect to the filing of three Form 4’s, Richard H. Irvine with respect to the filing of three Form 4’s, Zak Khal with respect to the filing of three Form 4’s, Robert M. McMonigle with respect to the filing of three Form 4’s, Russell R. Roth with respect to the filing of one Form 4, and Bruce A. Shepard with respect to the filing of three Form 4’s.  Such Form 3’s and 4’s were subsequently filed.

Related Person Transactions

In 2006, we entered into a consulting agreement with JMC Investments, L.L.C., an entity managed and owned by Stephen A. Crystal, then a director of our company. During the 90-day term of the consulting agreement, JMC Investments, L.L.C. was to assist in designing, developing, and implementing our sales efforts and in fulfilling our funding needs. In exchange, we agreed to pay JMC Investments, L.L.C. compensation of $10,000 per month and a one-time grant of 60,000 shares of Common Stock Series A. On June 15, 2006, Mr. Crystal accepted our offer of employment as our President and Chief Marketing Officer and agreed to terminate any further obligation under the consulting agreement.  As an employee, Mr. Crystal was issued a warrant to purchase 250,000 shares of Common Stock Series A with an exercise price of $3.00 per share.  On March 16, 2007, Mr. Crystal was re-appointed to our Board of Directors and concurrently resigned as our President and Chief Marketing Officer. As part of his severance package, Mr. Crystal received $30,000 and 10,000 shares of Common Stock Series A. Mr. Crystal subsequently resigned from our Board of Directors on February 4, 2008.

In December 2007, we entered into a contract with the Four Queens Hotel and Casino, a hotel casino controlled by Terry L. Caudill, a director of our company, and installed AdVision on 52 slot machines for $1.00 per machine per day for the first year of installation. The price per machine was scheduled to increase to $2.00 per day in the second year of installation.  We subsequently adjusted the price per machine for the second year of installation to $1.00 per day because of the lack of additional software features which await final approval from Nevada gaming regulators.  This pricing is consistent with our other contracts presently deploying our AdVision product.  The contract was cancelable after the first 60 days but remains in force today.  The terms of the contract are similar to the terms of other early adoption contracts for our AdVision application, which are substantially less favorable than we ultimately expect to receive.  The early adoption contracts, however, provide us with early exposure for our PlayerVision system.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation earned for services rendered to the Company by the Chief Executive Officer and the Company’s next two most highly compensated executive officers for the year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compen- sation ($)	Total(3) ($)

Jon Berkley	2008	246,384	-	23,616	115,248	-	385,248
Chief Executive Officer and President(4)	2007	142,269	-	-	-	-	204,229

Timothy Britt	2008	194,615	50,000		88,187		332,802
Chief Technical Officer(5)	2007	-	-	-	-	-	-

Bruce Shepard	2008	212,002	-	17,998	124,464	-	354,464
Chief Financial Officer(6)	2007	200,000	-	100,00	29,448	-	329,448

(1)	The amounts reported in this column reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes.

(2)	The amounts reported in this column reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes.

(3)
Because the executive officers did not receive any non-equity incentive plan compensation or any nonqualified deferred compensation earnings, we have intentionally omitted these columns from this table.

(4)
In 2008, Mr. Berkley was issued 11,808 shares of Common Stock Series A in lieu of salary.  In 2008, Mr. Berkley was issued options to purchase 245,000 shares of our Common Stock Series A.  In 2007, Mr. Berkley was also issued options to purchase 400,000 shares of our Common Stock Series A.

(5)
Mr. Britt was appointed as our Chief Technical Officer in March 2008, at which time he was awarded a signing bonus of $50,000.  In 2008, Mr. Britt was issued options to purchase 250,000 shares of our Common Stock Series A and warrants to purchase 125,000 shares or our Common Stock Series A.

(6)
In 2008, Mr. Shepard was issued 8,999 shares of Common Stock Series A in lieu of salary. In 2008, Mr. Shepard was also issued options to purchase 260,000 shares of our Common Stock Series A.  In 2007, Mr. Shepard was issued options to purchase 200,000 shares of our Common Stock Series A. In 2007, Mr. Shepard was issued a stock bonus award of 50,000 shares of Common Stock Series A for serving as interim Chief Executive Officer and President.

Employment Arrangements

In addition, we have agreed to severance arrangements with all executive officers that provide for the payment of six months of base salary (12 months for our CEO) following termination of employment for other than cause which amounts to $692,000 of financial commitment.  We are presently working on employment agreements with our CEO, CFO and CTO.  These employment agreements will include covenants not to compete.  Presently, all employees except our CEO, CTO and two engineers have signed covenants not to compete.

On May 15, 2007, effective as of June 4, 2007, we entered into an employment agreement with Jon D. Berkley to serve as our President and Chief Executive Officer.  Pursuant to the Agreement, Mr. Berkley is paid an annual salary of $270,000.  Mr. Berkley is also entitled to a severance payment equal to one year’s salary if he is terminated for other than cause.  Mr. Berkley was also granted options to purchase 400,000 shares of Common Stock Series A that are exercisable at $5.00 per share and vest annually at a rate of 25% beginning on June 4, 2007.  In addition, Mr. Berkley is also eligible to receive grants of options to purchase another potential 600,000 shares of Common Stock Series A subject to achieving specific performance based milestones.  Of this amount, Mr. Berkley has received options to purchase 325,000 shares of Common Stock Series A.  All of Mr. Berkley’s unvested options will immediately vest upon a change in control of the Company.

Description of Equity Incentive Plans

The named executive officers are eligible to participate in our Stock Option Plan (2000), or the 2000 Plan, and, subject to stockholder approval at the Annual Meeting, the 2009 Stock Option Plan, or the 2009 Plan.  The 2000 Plan was adopted by our Board of Directors and approved by our stockholders in 2000.  The 2000 Plan was amended by our Board of Directors and approved by our stockholders in November 2007.  Pursuant to the 2000 Plan, we are authorized to issue options to officers, directors, employees and consultants to purchase an aggregate of 2,500,000 shares of Common Stock Series A. As of April 17, 2009, we have issued options to purchase 2,266,673 shares of Common Stock Series A and have 233,327 shares of Common Stock Series A reserved for issuance under the 2000 Plan.  The 2000 Plan expires on December 31, 2009 except as to options outstanding under the 2000 Plan, which options expire according to the terms of the individual agreements covering the grant of such options.

The 2000 Plan is administered by our Stock Option Committee. The exercise price of options granted under the 2000 Plan shall be determined at the time of grant and shall not be less than 85% of the fair value of our Common Stock Series A. In the case of any option granted under the 2000 Plan which is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code, the exercise price shall not be less than 100% of the fair value of our Common Stock Series A.  In the case of any option granted to an employee possessing more than 10% of the total voting power of our Common Stock Series A, the exercise price shall not be less than 110% of the fair value of our Common Stock Series A. Unless otherwise determined by our Stock Option Committee, each option shall expire upon the earlier of ten years from the date of grant; five years from the date of grant for an option holder who possesses more than 10% of the voting power of our Common Stock Series A; three months after the termination of the option holder’s status as an officer, director, employee, or consultant; and one year after the death or disability of the option holder. The 2000 Plan may be amended by our Board of Directors without stockholder approval unless the amendment increases the total number of shares reserved under the 2000 Plan, changes the class of persons eligible to receive options under the 2000 Plan, reduces the exercise price, extends the term of the option, or adversely affects any of the then outstanding options.

For an explanation of the material features of the 2009 Plan see Proposal 2 below.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information with respect to unexercised stock options (including warrants) held by our named executive officers as of December 31, 2008.

	Option/Warrant Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable	Option/Warrant Exercise Price ($)	Option/Warrant Expiration Date
Jon Berkley	200,000	200,000	$5.00	06/10/2012
Jon Berkley	10,000	-	$5.00	03/30/2013
Jon Berkley	56,250	167,750	$2.50	07/20/2013
Jon Berkley	2,500	7,500	$2.50	10/06/2013
Timothy Britt	62,500	187,500	$5.00	03/30/2013
Timothy Britt	31,250	93,750	$2.50	08/10/2013
Bruce Shepard	40,000	40,000	$5.00	06/10/2012
Bruce Shepard	60,000	60,000	$5.00	08/16/2012
Bruce Shepard	56,250	168,750	$2.50	07/20/2013
Bruce Shepard	8,750	26,250	$2.50	10/06/2013
Bruce Shepard	250,000	-	$3.00	06/13/2011

PROPOSAL 2 – APPROVAL AND ADOPTION OF THE 2009 STOCK OPTION PLAN

On January 13, 2009, the Board of Directors, following recommendation by the Stock Option Committee, adopted, subject to stockholder approval at the Annual Meeting, the 2009 Stock Option Plan (the “2009 Plan”).

A copy of the 2009 Plan, as adopted by the Board of Directors, is attached to this Proxy Statement as Appendix A.  The principal features of the 2009 Plan are described below, but such description is qualified in its entirety by reference to the complete text of the 2009 Plan.

The 2009 Plan will not become effective unless stockholder approval is obtained at the Annual Meeting.  The 2009 Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.  If the stockholders approve the proposal, the 2009 Plan will be effective as of the date of its adoption by the Board of Directors.

Purpose of the 2009 Plan

The purpose of the 2009 Plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock in the Company, and to attract individuals of outstanding ability to render services to and enter employment of the Company or its subsidiaries.

Administration

The 2009 Plan is administered by the Plan Administrator, as defined in the 2009 Plan.  Initially, until changed by the Board of Directors, the Plan Administrator is Russell R. Roth, our chairman.  The Plan Administrator is selected by, and serves at the pleasure of, the Board of Directors.  Subject to the provisions of the 2009 Plan, the Plan Administrator has authority to construe and interpret the 2009 Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants of the Company and its subsidiaries those employees and consultants to whom stock options will be granted, to determine the duration and manner of the grant of the options, to determine the exercise price, the number of shares and other terms covered by the stock options, to determine the duration and purpose of leaves of absence which may be granted to option holders without constituting termination of their employment for purposes of the 2009 Plan, and to make all of the determinations necessary or advisable for administration of the 2009 Plan. The interpretation and construction by the Plan Administrator of any provision of the 2009 Plan, or of any agreement issued and executed under the 2009 Plan, shall be final and binding upon all parties.  All awards under the Plan must be approved by the full Board of Directors.

The Board of Directors may at any time terminate or amend the 2009 Plan.  However, the Board of Directors may not amend the 2009 Plan without stockholder approval if the amendment increases the total number of shares reserved under the plan, changes the class of persons eligible to receive options under the plan, changes the limits for determination of the minimum exercise price of Options granted under the Plan, or extends the limits for determination of the latest date upon which Options may be exercised.  Without the consent of the optionee, no amendment may adversely affect any outstanding option or any unexercised portion thereof.

Types of Stock Options Under the 2009 Plan

Two types of stock options may be granted under the 2009 Plan, options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code, or Qualified Stock Options, and options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code, or Non-Qualified Stock Options.  Qualified Stock Options may be granted to any of our employees, including any officer or director who is also an employee.  Non-employee directors are eligible to receive Non-Qualified Stock Options in the discretion of the Plan Administrator.  In addition, Non-Qualified Stock Options may be granted to employees, officers, directors and consultants who are selected by the Plan Administrator.

Terms of Grants Under the 2009 Plan

The exercise price of stock options granted under the 2009 Plan shall be determined at the time of grant and shall not be less than 85% of the fair value of our Common Stock, as defined in the 2009 Plan.  However, the exercise price of Qualified Stock Options shall not be less than 100% of the fair value of our Common Stock. In the case of any Qualified Stock Option granted to an employee possessing more than 10% of the total voting power of our Common Stock, the exercise price shall not be less than 110% of the fair value of our Common Stock. Each option shall expire upon the earlier of ten years from the date of grant; five years from the date of grant for a Qualified Stock Option granted to an employee who possesses more than 10% of the voting power of our Common Stock; three months after the termination of the option holder’s status as an officer, director, employee, or consultant; and one year after the death or disability of the option holder. However, the option agreement for any option may provide for shorter periods in each of the foregoing instances.

Number of Shares Subject to the 2009 Plan

Subject to adjustment as provided in the 2009 Plan, the maximum aggregate number of shares of Common Stock that may be optioned and sold under the 2009 Plan is 20% of the issued and outstanding shares of Common Stock on the date the 2009 Plan was adopted by the Board of Directors.  The 2009 Plan was adopted by the Board of Directors on January 13, 2009, and the number of shares of Common Stock available to be optioned and sold under the 2009 Plan as of that date was 4,260,274.  The maximum aggregate number of shares of Common Stock that may be optioned and sold under the 2009 Plan will be increased effective the first day of each of our fiscal quarters, by an amount equal to the lesser of:

•
the number of shares which is equal to 20% of the issued and outstanding Common Stock on the first day of the applicable fiscal quarter, less the number of shares of Common Stock which may be optioned and sold under the 2009 Plan prior to the first day of the applicable fiscal quarter; and

•	a lesser number of shares of Common Stock determined by the Board of Directors.

The maximum number of shares for which an option may be granted to any optionee during any calendar year may not exceed 3% of the issued and outstanding Common Stock.  If any outstanding option under the 2009 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option shall again be available for options under the 2009 Plan as if no option had been granted with regard to such shares.

Federal Income Tax Consequences

The federal income tax consequences of the 2009 Plan under current federal law, which is subject to change, are summarized in the following discussion.  This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences or tax consequences for non-U.S. persons.

An optionee who is granted a Qualified Stock Option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the fair market value of the stock when the option was exercised and the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any recognized ordinary income or gain will not be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

In general, an optionee who is granted a Non-Qualified Stock Option will not realize taxable income upon the grant, and the Company will generally not be entitled to a deduction. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The amount included in the gross income of the optionee will also be deductible by the Company, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. The tax basis of shares acquired by the optionee will be equal to the exercise price plus the amount includable in the gross income of the optionee as ordinary income.

New Plan Benefits

Because the establishment of offering periods and those employees, officers, directors and consultants who are eligible to participate in the 2009 Plan are determined by the Plan Administrator, subject to the approval of the Board of Directors, the employees, officers, directors and consultants who may be eligible to participate in future offerings and the amounts, if any, of rights to purchase shares of Common Stock granted in such future offerings are not presently determinable.

The table below summarizes certain information with respect to stock options that have been granted under the 2009 Plan on or before April 17, 2009, which options are contingent upon stockholder approval of this Proposal 2.

2009 Stock Option Plan

Name	Dollar Value	Number of Units
Jon D. Berkley Chief Executive Officer and President	-	113,500
Timothy P. Britt Chief Technical Officer	-	4,000
Bruce A. Shepard Chief Financial Officer	-	13,000
Executive Group	-	147,700
Non-Executive Director Group	-	44,600
Non-Executive Officer Employee Group	-	31,728

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2008, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,995,900	$3.11	233,327
Equity compensation plans not approved by security holders (2)	6,660,309	$2.28	0
Total	8,656,209	$2.47	233,327

(1)	Relates to stock options issued and remaining for future issuance under our Stock Option Plan (2000).

(2)	Relates to stock options and warrants issued to employees, including executive officers, directors and consultants pursuant to individual agreements.

In addition to the 2009 Plan, we have also adopted the 2000 Plan.  For an explanation of the material features of the 2000 Plan, see “Description of Equity Incentive Plans” under “Executive Compensation,” above.  Pursuant to individual agreements, we have also periodically issued options and warrants to purchase Common Stock Series A to employees, including executive officers, directors and consultants for services rendered or as an aid in the retention of executive officers and employees and as a way to align the interests of executive officers and employees with those of our stockholders.  The options and warrants granted pursuant to these individual agreements have generally been on the same terms as those required by our 2000 Plan and 2009 Plan.

Recommendation of our Board of Directors

Our Board of Directors believes that the approval and adoption of the 2009 Plan will promote the interests of the Company and our stockholders and enable us to continue to attract, secure and retain persons important to our success.

All members of our Board of Directors are eligible for awards under the 2009 Plan and thus have a personal interest in the approval of the 2009 Plan.

Approval and adoption of the 2009 Plan requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.  Broker non-votes will have no effect on the outcome of the vote on this proposal.  Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the vote on this proposal.

Our Board of Directors recommends that you vote “FOR” the approval and adoption of the 2009 Stock Option Plan.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Piercy Bowler Taylor & Kern (Piercy Bowler) was our independent registered public accounting firm for the year ended December 31, 2008, and has reported on our consolidated financial statements in the annual report that accompanies this Proxy Statement.  Our independent registered public accounting firm is appointed by our Audit Committee.  The Audit Committee intends to reappoint Piercy Bowler as our independent registered public accounting firm for the year ending December 31, 2009.  There will be no representatives of Piercy Bowler at the Annual Meeting. If the stockholders do not approve Piercy Bowler as our independent registered public accounting firm, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

Audit Committee Report

The following is the report of the Audit Committee with respect to Las Vegas Gaming, Inc.’s audited consolidated financial statements for the fiscal year ended December 31, 2008.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management.  The Audit Committee has discussed with Piercy Bowler, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Interim Auditing Standards, Sec. AU 380 “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.  The Audit Committee has also received written communications from Piercy Bowler required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company and its related entities, and has discussed with Piercy Bowler their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE Harlan D. Braaten, Chairman Kyleen E. Cane Terry L. Caudill

Fees Paid to Independent Registered Public Accounting Firm

Piercy Bowler served as our independent registered public accounting firm and auditors for fiscal years ended December 31, 2008 and 2007.

Our Board of Directors is responsible for pre-approving all audit and permissible non-audit services provided by Piercy Bowler, with certain limited exceptions.  Our Board of Directors has concluded that the non-audit services provided by Piercy Bowler are compatible with maintaining auditor independence.  All of the services provided and fees charged by Piercy Bowler in 2008 and 2007 were approved by our Board of Directors.

For the fiscal years ended December 31, 2008 and 2007, the fees for services billed by Piercy Bowler were as follows:

	December 31, 2008	December 31, 2007
Audit Fees	$164,894	$170,738
Audit–Related Fees	—	—
Tax Fees	9,367	11,351
All Other Fees	—	—
Total	$174,261	$182,089

Audit fees generally included fees related to the audit of our annual financial statements included in our Annual Reports on Form 10-K or Form 10-KSB, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q or Form 10-QSB and the consents and assistance in connection with other filings and public offering documents filed with the Securities and Exchange Commission.

Audit related fees generally included fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as accounting consultations concerning financial accounting and reporting standards, internal control reviews and other non-statutory attestation services.

Tax fees generally included fees for professional services rendered with respect to tax compliance, tax advice and tax planning, such as the preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

All other fees generally included fees related to miscellaneous, non-recurring engagements, such as attending meetings and other miscellaneous financial consulting.

Recommendation of Our Board of Directors

The ratification of the appointment of Piercy Bowler as our independent registered public accounting firm will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast in opposition to this proposal.

Our Board of Directors recommends that you vote “FOR” the ratification of Piercy Bowler as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

We currently expect that the 2010 Annual Meeting of Stockholders will be held on May 25, 2010.  Based on the date of our 2009 Annual Meeting of Stockholders, our Restated Bylaws require that a stockholder of record must give the Secretary of the Company written notice, at the Company’s principal executive offices, of its intent to present a proposal at the Company’s 2010 Annual Meeting of Stockholders by March 27, 2010 but not before February 25, 2010. However, if the 2010 Annual Meeting of Stockholders is changed by more than 30 days from the above expected date, notice by the stockholder to be timely must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Additionally, for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by the Company for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company’s executive offices no later than the close of business on December 24, 2009.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may include statements that are not historical facts.  These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances.  As such, these forward-looking statements involve uncertainty and risk.  External factors that could cause our actual results to differ materially from our expectations include:

•	The Company’s ability to develop its business plan to the extent anticipated;
•	The public’s willingness to accept the Company’s games; and
•	The Company’s ability to compete successfully within the gaming industry.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in forward-looking statements.  We do not undertake any obligation to update the forward-looking statements contained in this Proxy Statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act.  We file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with SEC.

Our 2008 Annual Report on Form 10-K, containing audited consolidated financial statements but without exhibits, accompanies this Proxy Statement.  The Form 10-K as filed with the SEC including exhibits is available on our website at www.lvgi.com. Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

 Las Vegas Gaming, Inc.
Attn:  Corporate Secretary
4000 West Ali Baba Lane
Las Vegas, Nevada 89118

As of the date of this Proxy Statement, our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement.  If, however, any matter incident to the conduct of the annual meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Russell R. Roth
Russell R. Roth
Chairman

April 24, 2009

Appendix A
2009 STOCK OPTION PLAN OF
Las Vegas Gaming, Inc.

A Nevada Corporation

1.	PURPOSE OF THE PLAN

The purpose of this Plan is to strengthen Las Vegas Gaming, Inc. (hereinafter the “Company”) by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock of the Company, and to attract individuals of outstanding ability to render services to and enter the employment of the Company or its subsidiaries.

2.	TYPES OF STOCK OPTIONS

There shall be two types of Stock Options (referred to herein as "Options" without distinction between such different types) that may be granted under this Plan: (1) Options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (“Qualified Stock Options”), and (2) Options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code (“Non-Qualified Stock Options”).

3.	DEFINITIONS

The following definitions are applicable to the Plan:

(1)	Board. The Board of Directors of the Company.

(2)	Code. The Internal Revenue Code of 1986, as amended from time to time.

(3)	Company. Las Vegas Gaming, Inc., a Nevada corporation.

(4)	Consultant. An individual or entity that renders professional services to the Company as an independent contractor and is not an employee or under the direct supervision and control of the Company.

(5)
Disabled or Disability.  For the purposes of Section 7, a disability of the type defined in Section 22(e) (3) of the Code. The determination of whether an individual is disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

(6)
Fair Market Value. For purposes of the Plan, the “fair market value” per share of Common Stock of the Company at any date shall be: (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or (c) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, or quoted by NASDAQ or the National Quotation Bureau, an amount determined in good faith by the Plan Administrator.

(7)	Incentive Stock Option. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(8)	Non-Qualified Stock Option. Any Stock Option that is not an Incentive Stock Option.

(9)	Optionee. The recipient of a Stock Option.

(10)
Plan Administrator. The board or the Committee designated by the Board pursuant to Section 4 to administer and interpret the terms of the Plan.  Initially and until changed by the board, the Plan Administrator is Russell Roth.

(11)	Stock Option. Any option to purchase shares of Common Stock granted pursuant to Section 7.

(12)	Common Stock. Includes all securities identified as Common Stock, Common Stock Series A and the Common Stock equivalent of all convertible securities.

4.	ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Stock Option Committee (hereinafter the “Committee”) composed of members selected by, and serving at the pleasure of, the Board of Directors. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants (as determined pursuant to Section 5) of the Company and its subsidiaries those employees and consultants to whom Stock Options will be granted, to determine the duration and manner of the grant of the Options, to determine the exercise price, the number of shares and other terms covered by the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Committee or Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

All of the members of the Stock Option Committee shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.  From time to time, the Board may increase or decrease the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided upon request to the Board. Absent a specific request from the Board, the minutes of the Committee meetings will be strictly confidential.  Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable.

At the option of the Board, the entire Board of Directors of the Company may act as the Plan Administrator during such periods of time as all members of the Board are “outside directors” as defined in Treasury Regulations. §1.162-27(e)(3), except that this requirement shall not apply during any period of time prior to the date the Company's Common Stock becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

5.	GRANT OF OPTIONS

The Company is hereby authorized to grant Incentive Stock Options as defined in section 422 of the Code to any employee (including any officer or director who is an employee) of the Company, or of any of its subsidiaries; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price is at least 110% of the fair market value of the shares subject to the Option, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

An employee may receive more than one Option under the Plan. Non-Employee Directors shall be eligible to receive Non-Qualified Stock Options in the discretion of the Plan Administrator.  In addition, Non-Qualified Stock Options may be granted to employees, officers, directors and consultants who are selected by the Plan Administrator.

6.	STOCK SUBJECT TO PLAN

The stock available for grant of Options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock Series A. Subject to adjustment as provided herein, the maximum aggregate number of shares of the Company’s common stock that may be optioned and sold under the Plan is Twenty Percent (20%) of the issued and outstanding shares of the Company’s Common Stock, Common Stock Series A and Common Stock Convertible Equivalent of the Company’s issued and outstanding Preferred Stock on the date this Plan is adopted by the Company’s Board of Directors.  The maximum aggregate number of shares of the Company’s Common Stock that may be optioned and sold under the Plan will be increased effective the first day of each of the Company’s fiscal quarters, by an amount equal to the lesser of:

(1)
The number of shares which is equal to 20% of the issued and outstanding Common Stock on the first day of the applicable fiscal quarter, less the number of shares of Common Stock which may be optioned and sold under the Plan prior to the first day of the applicable fiscal quarter; and

(2)	a lesser number of shares of Common Stock determined by the board of directors of the Company.

The maximum number of shares for which an Option may be granted to any Optionee during any calendar year shall not exceed three percent (3%) of the issued and outstanding Common Stock.  In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with regard to such shares.

7.	TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions that are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

(1)	Number of Shares. Each Option agreement shall specify the number of shares subject to the Option.

(2)
Option Price. The purchase price for the shares subject to any Option shall be determined by the Plan Administrator at the time of the grant, but shall not be less than 85% of Fair Market Value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of any Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the Fair Market Value per share of the Common Stock of the Company on the date the Option is granted.  For purposes of determining the stock ownership of an employee, the attribution rules of Section 424(d) of the Code shall apply.

(3)
Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by: (a) delivery of a written notice to the Company prior to the time when such Stock Option becomes unexercisable herein, stating the number of shares bring purchased and complying with all applicable rules established by the Plan Administrator; (b) payment in full of the exercise price of such Option by, as applicable, delivery of: (i) cash or check for an amount equal to the aggregate Stock Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Stock Option (a “cashless exercise”), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise"); (c) payment of the amount of tax required to be withheld (if any) by the Company, or any parent or subsidiary corporation as a result of the exercise of a Stock Option.  At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by: (i) cash or check payable to the Company, (ii) a cashless exercise, (iii) a stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment methods; and (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise. Notwithstanding the foregoing, the Company, in its sole discretion, may extend and maintain, or arrange for the extension and maintenance of credit to any Optionee to finance the Optionee's purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

(4)
Terms of Option. No Option shall be exercisable after the expiration of the earliest of: (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company, and its subsidiaries, terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the term set forth in (a) above shall not be more than five years after the date the Option is granted.

(5)
Exercise of an Option. No Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall vest or be exercisable and to accelerate the time or times of vesting and exercise; provided, however each Option shall provide the right to exercise at the rate of at least 20% per year over five years from the date the Option is granted.  Unless otherwise provided by the Plan Administrator, each Option will not be subject to any vesting requirements. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant hereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

(6)	No Transfer of Option. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.

(7)
Limit on Incentive Stock Option. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which an Incentive Stock Option is granted and exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000.  To the extent the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.  The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the Order in which they were granted.

(8)
Restriction on Issuance of Shares.  The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under state securities laws.  If an Optionee acquires shares of Common Stock pursuant to the exercise of an Option, the Plan Administrator, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock be subject to restrictions on transfer. The Company may place a legend on the share certificates reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section.  In addition, the Optionee may be required to execute a buy-sell agreement in favor of the Company or its designee with respect to all or any of the shares so acquired. In such event, the terms of any such agreement shall apply to the optioned shares.

(9)
Investment Representation. Any Optionee may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise will be acquired for investment and without a view toward distribution thereof, and in such case, the Company may place a legend on the share certificate(s) evidencing the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

(10)
Rights as a Shareholder or Employee.  An Optionee or transferee of an Option shall have no right as a stockholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares.  No adjustment shall be made for dividends (Ordinary or extraordinary, whether cash, securities, or other property), or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in paragraph (13) below. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

(11)	No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

(12)
Exercise in the Event of Death. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of paragraph (4) above.

(13)
Recapitalization or Reorganization of the Company.  Except as otherwise provided herein, appropriate and proportionate adjustments shall be made (1) in the number and class of shares subject to the Plan, (2) to the Option rights granted under the Plan, and (3) in the exercise price of such Option rights, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of a complete liquidation of the Company or a merger, reorganization, or consolidation with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, then if the Plan Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment to shares of Common Stock currently subject to Options under the Plan, or to prices or terms of outstanding Options, such adjustment shall be made in accordance with such determination.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustment shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment of Options pursuant to this Section. In case of any such adjustment, the shares subject to the Option shall he rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Optionee whose Options shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation to exercise such Option in whole or in part without regard to any installment exercise provisions in the Option agreement.

(14)
Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding options granted under the Plan and accept the surrender of outstanding Options (to the extent not theretofore exercised).  The Plan Administrator shall not, however, without the approval of the Board, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

(15)	Other Provisions. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

8.	TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of Common Stock of the Company represented and voting at a duly held meeting at which a quorum is present or the written consent of a majority of the outstanding shares of Voting Stock, there shall be (except by operation of the provisions of sections (6) or (7)(13) above) no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan, no reduction in the limits for determination of the minimum exercise price of Options granted under the Plan, and no extension of the limits for determination of the latest date upon which Options may be exercised; and provided further that, without the consent of the Optionee, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

9.	INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board Committee that administers the Plan, the members of the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein to which they, or any of them, may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against any and all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company).  In addition, such members shall be indemnified by the Company for any amount paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall have been adjudged that such member is liable for negligence or misconduct in the performance of his or her duties, provided however that within sixty (60) days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

10.	EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall become effective on the date of adoption by the Company’s Board of Directors. Unless sooner terminated by the Board in its sole discretion, this Plan will expire ten calendar years from the date of its adoption.

11.	MISCELLANEOUS

Any dispute arising out of this Plan or any provision hereof, or of any agreement issued or executed under the Plan shall be resolved by the Plan Administrator, and the decision of the Plan Administrator shall be final and binding upon all parties.

IN WITNESS WHEREOF, the Company by its duly authorized officer, has caused this Plan to be executed as of the 13 day of January, 2009.

Las Vegas Gaming, Inc.

/s/ Russell R. Roth
By:	Russell R. Roth
Its:	Chairman

Las Vegas Gaming, Inc.
Annual Meeting of Shareholders
May 26, 2009
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://lvgi.com/sec.php.

The undersigned appoints Russell R. Roth, with power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of Stockholders of Las Vegas Gaming, Inc., to be held May 26, 2009 beginning at 1:00 PM, Pacific Time, at Dal Toro Ristorante, The Palazzo Resort Hotel and Casino, 3325 Las Vegas Blvd. South, Las Vegas, Nevada 89109, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]    Total Number of Shares Held: _____________________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	For the election of the following seven nominees as Directors of the Company, to serve until the next annual meeting and until their successors are elected and qualified:

[__] FOR ALL NOMINEES	NOMINEES:
( ) Jon D. Berkley
( ) Harlan D. Braaten
[__] WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Kyleen E. Cane ( ) Terry L. Caudill
( ) Richard H. Irvine
[__] FOR ALL EXCEPT (See instructions below)	( ) Robert M. McMonigle ( ) Russell R. Roth

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X).

2.	Approval and adoption of the Company’s 2009 Stock Option Plan.

FOR	AGAINST	ABSTAIN
[__]	[__]	[__]

3.	Ratification of the appointment of Piercy Bowler Taylor & Kern as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
[__]	[__]	[__]

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT-PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.  Please sign exactly as your name appears on your stock certificate(s).

Dated: __________________________, 2009

Print Name: __________________________________	Signature: ______________________________________